Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Ocuphire Pharma, Inc. 2021 Inducement Plan, as amended, of our report dated March 12, 2026, with respect to the consolidated financial statements of Opus Genetics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
May 14, 2026